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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ALLEGHENY ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

10435 Downsville Pike
Hagerstown, MD 21740-1766

ALAN J. NOIA
 Chairman, President, and Chief Executive Officer

January 31, 2003

Dear Allegheny Energy Stockholder:

        As you know, Allegheny Energy recently has been taking a number of steps to increase our financial flexibility and raise additional capital. In keeping with this goal, we are soliciting proxies to amend the Company's charter to remove a provision known as "preemptive rights."

        Preemptive rights were developed by the courts in Maryland and other states in the 19th century, but are seldom used today by large public companies. Recent events in the energy sector have highlighted the importance of maintaining maximum flexibility to raise capital from any source, so we are soliciting your approval to remove this charter provision.

        At this time, negotiations are continuing with the Company's bank lenders and other creditors about a new secured financing facility. We expect that any agreement will require that the Company begin to reduce its level of indebtedness by December 2003 through the application of cash flow or from the proceeds of asset sales or equity sales. While efforts to sell selected assets are under way, we believe it is important to have the ability to sell equity privately.

        Such private issuances of equity can be especially important in times like these, when both the Company and the capital markets, at least for energy companies, are under great stress. The preemptive rights provision is a significant impediment to any private sale of equity securities for money to institutional or strategic investors in private transactions. With your vote to remove the preemptive rights provision, we will enjoy more capital-raising alternatives as we work to restore the Company's financial health.

        We are exploring all capital-raising options and have been approached by several well-known firms which have expressed interest in making equity investments in the Company. I can assure you that, in deciding to sell equity in any form, we will carefully consider the effects on our current stockholders and will seek to adopt an approach that protects the value of your existing investment in the Company.

        Your Board of Directors unanimously recommends a vote FOR removing the preemptive rights provision. The accompanying proxy materials more fully explain the reasons why your Board of Directors believes that amending our charter to remove the preemptive rights provision is in the best interests of the Company and our stockholders.

        We encourage you to review the proxy materials carefully and vote your shares in time for the special meeting, which will be held on March 7, 2003, at 9:30 a.m. (Eastern Time) in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, NY. The sole purpose of the meeting will be to approve the proposal to amend Allegheny Energy's charter. No other business will be permitted to take place at the special meeting.

        For stockholders planning to attend the meeting, registration will begin at 8:00 a.m., and admission and seating are on a first-come, first-served basis. A valid photo identification such as a driver's license and your admission ticket or a recent statement from your broker evidencing your stock ownership as of the close of business on January 27, 2003, are required for admission to the meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you plan to attend the meeting, please check the appropriate box on the enclosed proxy card.

        Your vote is important. In order that your shares may be represented at the special meeting of stockholders, you are urged to complete, sign, date, and promptly return the accompanying proxy card in the enclosed envelope, whether or not you plan to attend the meeting. You can also authorize your proxy using the telephone or the internet by following the instructions provided on your proxy card. If you authorize your proxy using the internet or by telephone, you do not need to mail back your proxy card.

        If you have questions regarding why removing the preemptive rights provision is the right choice for Allegheny Energy, please contact our proxy agent, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (call collect) or via e-mail at proxy@mackenziepartners.com for additional information.

        On behalf of the Allegheny Energy management team and your Board of Directors, we thank you for your support on this very important issue.

Sincerely,

ALAN J. NOIA, Chairman, President, and Chief Executive Officer

ALLEGHENY ENERGY, INC.

Notice of Special Meeting of Stockholders
to be held on March 7, 2003
and Proxy Statement

10435 Downsville Pike
Hagerstown, Maryland 21740

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of the Stockholders of Allegheny Energy, Inc., a Maryland corporation (the "Company"), to be held on March 7, 2003, at 9:30 a.m. (local time) in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, New York 10019, for the purpose of considering and acting upon an amendment to the Company's charter (the "Charter"), to eliminate preemptive rights of stockholders. Under the existing provisions of the Charter, stockholders possess preemptive rights to purchase, on a pro rata basis, any new issuance by the Company, in a non-public offering for money, of Common Stock or securities convertible into Common Stock.

        Stockholders of record at the close of business on January 27, 2003, are entitled to notice of, and to vote at, the meeting. To gain entry into the Special Meeting, you must bring your admission ticket or a statement from your broker evidencing your beneficial ownership of Allegheny Energy, Inc. shares as of the close of business on January 27, 2003. Failure to adhere to one of the above two criteria will result in a denial of entry to the Special Meeting.

By Order of the Board of Directors
MARLEEN L. BROOKS Secretary

Dated: January 31, 2003
Hagerstown, Maryland

IMPORTANT

        Even if you plan to attend the meeting in person, we request that you mark, date, sign and return the proxy card in the enclosed self-addressed envelope or authorize your proxy by telephone or via the Internet (as described in the attached Proxy Statement) as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the exercise of the proxy.

ALLEGHENY ENERGY, INC.
10435 DOWNSVILLE PIKE
HAGERSTOWN, MARYLAND 21740

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To be held on March 7, 2003

INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Allegheny Energy, Inc., a Maryland corporation (the "Company"), of proxies to be voted at the Special Meeting of Stockholders of the Company to be held on March 7, 2003, at 9:30 a.m., local time (the "Special Meeting") in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, New York 10019. The Special Meeting has been called by the Board of Directors, pursuant to Article 1, Section 3 of the Company's By-Laws, for the purpose of voting on an amendment to Article VII of the charter of the Company (the "Charter"), in order to eliminate preemptive rights of stockholders to purchase certain securities issued by the Company (the "Proposal"). No other business of the Company shall take place at the Special Meeting.

        The principal executive office of the Company is located at 10435 Downsville Pike, Hagerstown, Maryland 21740. The telephone number of the Company is 301-790-3400.

        This Proxy Statement and the related Notice of Special Meeting of Stockholders and Proxy enclosed herewith cover the total number of shares registered in your name and, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan, the shares held for your account under the Plan.

        Proxies solicited by the Board of Directors will be voted in accordance with the instructions given therein. Where no instructions are indicated, properly executed proxies will be voted FOR the amendment of the Charter. A proxy may be revoked at any time prior to its exercise (i) by written notice to the Company, (ii) by submission of another proxy bearing a later date, or (iii) by voting in person at the meeting. At the close of business on January 27, 2003, which is the record date for stockholders entitled to vote at the meeting, there were outstanding 126,602,001 shares of Common Stock, each entitled to one vote.

        This Proxy Statement and the related Notice of Special Meeting of Stockholders and Proxy enclosed herewith are first being sent or given to stockholders on January 31, 2003.

        The presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum. The affirmative vote of a majority of all the votes entitled to be cast is required for the approval of the Proposal. Abstentions will have the same effect as votes against the Proposal. To gain entry into the Special Meeting, you must bring your admission ticket or a statement from your broker evidencing your beneficial ownership of Allegheny Energy, Inc. shares as of the close of business on January 27, 2003. Failure to adhere to one of the above two criteria will result in a denial of entry to the Special Meeting.

        The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company, or its subsidiaries, may use the services of its officers, directors and regular employees (none of whom will receive any compensation therefor in addition to their regular compensation) to solicit proxies, personally or by telephone. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners, and the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expense in connection therewith. The Company has hired MacKenzie

Partners, Inc. to assist in soliciting proxies and has agreed to pay a customary fee for these services in addition to expenses incurred in connection with the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below shows the number of shares of Common Stock that are beneficially owned, directly or indirectly, by each director and each named executive officer of the Company, and by all directors and executive officers of the Company as a group as of the close of business on January 7, 2003. To the best of the knowledge of the Company, there is no person who is a beneficial owner of more than 5% of the outstanding shares of Common Stock.

Name	Shares of Common Stock*	Percent of Class
Eleanor Baum	4,569	.05% or less
Lewis B. Campbell	2,523	.05% or less
Richard J. Gagliardi	22,095	.05% or less
Thomas K. Henderson	20,531	.05% or less
James J. Hoecker	482	.05% or less
Wendell F. Holland	3,246	.05% or less
Ted J. Kleisner	482	.05% or less
Frank A. Metz, Jr.	6,088	.05% or less
Michael P. Morrell	28,276	.05% or less
Alan J. Noia	82,944.066%
Jay S. Pifer	35,886	.05% or less
Steven H. Rice	6,254	.05% or less
Gunnar E. Sarsten	8,569	.05% or less
All directors and executive officers of the Company as a group (20 persons)	235,319	.19% or less

*
Excludes the outside directors' accounts in the Deferred Stock Unit Plan which, on January 7, 2003, were valued at the number of shares shown: Baum, 5,777; Campbell, 1,139; Hoecker, 773; Holland, 3,456; Kleisner, 769; Metz, 6,108; Rice, 4,308 and Sarsten, 5,403.

PROPOSAL TO APPROVE AN AMENDMENT OF ARTICLE VII OF THE CHARTER TO ELIMINATE STOCKHOLDER PREEMPTIVE RIGHTS

        Stockholders are being asked to vote on a proposal to amend the Charter to eliminate the preemptive rights provided to holders of the Company's Common Stock. The Board of Directors, on December 5, 2002, unanimously approved the Proposal. If the Proposal is approved by the stockholders, a new Section B of Article VII will be added to the Company's Charter as set forth below in this Proxy Statement.

CURRENT STOCKHOLDER RIGHTS AND CONSEQUENCES OF APPROVAL

        Pursuant to Maryland law, a stockholder's right to be protected against dilution is known as the stockholder's "preemptive right" because it typically gives the stockholder the right to preempt any issue of stock to any other person by purchasing the stock on the same terms and conditions as offered to any non-stockholder. Under the existing provisions of the Charter, stockholders possess preemptive rights to purchase, on a pro rata basis, any new issuance by the Company, in a non-public offering for money, of Common Stock or securities convertible into Common Stock. Specifically, Article VII, Section B of the Charter currently states:

    No holder of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of

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    any class whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for money, for consideration other than money or by way of dividend; provided, however, that if the Board of Directors shall determine to offer any new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than by a public offering of all of such shares or an offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, the same shall first be offered pro rata to the holders of the then outstanding shares of Common Stock of the Corporation upon terms not less favorable to the purchaser (without deduction of such reasonable compensation, allowance or discount for the sale, underwriting or purchase as may be fixed by the Board of Directors) than those on which the Board of Directors issues and disposes of such stock or securities to others than such holders of Common Stock; and provided further, that the time within which such preemptive rights shall be exercised may be limited by the Board of Directors to such time as to said Board may seem proper, not less, however, than ten days after the mailing of notice that such stock rights are available and may be exercised.

        The Proposal, if adopted by the stockholders, would eliminate any preemptive right of stockholders to subscribe for newly issued securities of the Company and would provide the Board of Directors with more flexibility to issue additional shares, without stockholder approval, if the Board of Directors determines that any such issuance is in the best interests of the Company. The elimination of preemptive rights and the issuance of additional shares of Common Stock could result in a dilution of a stockholder's ownership interest in the Company. Any modification of the Charter will also require the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended. The Proposal does not give rise to any stockholder appraisal rights under Maryland law.

REASONS FOR THE PROPOSAL

        The Company is facing significant financial pressures. Your management and Board of Directors are working diligently to preserve and enhance the value of the Company. The recent credit crisis in the energy sector has highlighted the importance of maintaining maximum flexibility to raise capital from any source. The preemptive rights provision in the Charter serves as a significant impediment to any private sale of equity securities for cash to institutional or strategic investors. Such issuances of equity can be especially important in times like these when both the Company and the capital markets, at least for energy companies, are under great stress.

        The Company has been approached by several well-known firms who have expressed interest in making equity investments in the Company, primarily through the Company's issuance of debt securities convertible into Common Stock or debt securities with warrants to purchase Common Stock. Unless the current preemptive rights provision in the Charter is eliminated, however, negotiating and completing a private sale of equity or right to acquire equity would likely be extremely difficult.

        Preemptive rights were developed by the courts in Maryland and other states in the 19th century. Thereafter, Maryland and other states provided that preemptive rights could be negated by provision in the charter. In 1995, the General Assembly of Maryland specifically provided that stockholders of a Maryland corporation do not have preemptive rights unless the charter "expressly grants such rights" to the stockholders. Article VII of the Charter was adopted prior to 1995.

        The Company recognizes that the existence of preemptive rights may potentially offer protection for stockholders or otherwise provide stockholders with an opportunity to participate in privately negotiated transactions on financial terms of an attractive nature. The Company also recognizes that because of its current financial position and capital requirements and the financial terms the Company is likely to be able

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to negotiate, it is probable that any sale of equity securities in the foreseeable future will be dilutive to the rights of existing stockholders in the earnings and assets of the Company. Nonetheless, the Board of Directors may conclude that such a sale is in the best interests of the Company and its stockholders.

        The elimination of preemptive rights will also permit the Board of Directors of the Company to authorize an issuance of Common Stock in a private transaction as part of any effort the Board of Directors might take to resist an unsolicited takeover attempt. Such an issuance could make it more difficult to effect an unsolicited acquisition of the Company. The Company, however, already has a classified board of directors pursuant to which approximately one-third of the Board of Directors stands for election each year. The Company has also entered into a Stockholder Protection Rights Agreement. In addition, the Company's status as a utility holding company could also make an unsolicited acquisition more difficult to effect because of the regulatory approvals required. While the Company has no present plan to propose other amendments to its Charter that might make more difficult an unsolicited takeover, the Company may in the future seek authorization of a class of preferred stock for possible sale to the public or private investors.

        Any sale of more than 19.9% of the then-outstanding Common Stock or securities convertible into more than 19.9% of the then-outstanding Common Stock would, subject to limited exceptions, require stockholder approval under applicable rules of the New York Stock Exchange, Inc., the Company's principal securities exchange. In addition, any purchase of 5% or more of the then-outstanding Common Stock would require approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended.

        Few public companies provide preemptive rights to their stockholders. The Board of Directors believes that preemptive rights are extremely rare among large public corporations because the loss of flexibility in raising capital is widely recognized as undesirable. The Board of Directors, therefore, supports the Proposal as necessary and appropriate to provide the Company with the flexibility to raise capital at this and other critical times for the Company.

        Accordingly, on December 5, 2002, the Board of Directors unanimously approved and adopted resolutions proposing to amend and restate Article VII of the Charter to provide that preemptive rights shall not exist with respect to the Company's securities. The resolutions approved and adopted by the Board of Directors and the proposed amendment to Article VII of the Charter are set forth below:

    WHEREAS, the Board of Directors believes that it would be advisable and in the best interests of the Company to amend the Company's charter to delete current Article VII, Section B, which authorizes certain preemptive rights for stockholders, and to insert new Article VII, Section B, that specifically negates preemptive rights, because such an amendment would increase the Company's flexibility in raising capital and pursuing strategic opportunities;

    BE IT RESOLVED, that the Board of Directors hereby approves and adopts the following proposed amendment of the charter and hereby directs that the following proposed amendment of the charter of the Company be submitted to the stockholders of the Company for their approval and adoption at a Special Meeting of the Company;

    BE IT RESOLVED, that current Article VII, Section B of the Company's charter is hereby deleted and new Article VII, Section B is hereby approved, adopted, inserted and provided for, so that Article VII, Section B, as amended, shall read in full and in its entirety as follows:

      B. No holder of Common Stock shall be entitled to preemptive rights and preemptive rights shall not exist with respect to shares or securities of the Corporation.

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    BE IT RESOLVED, that after approval and adoption of the aforesaid amendment of the charter by the stockholders of the Company at the Special Meeting duly called for that purpose, the President and Secretary, or a Vice President and an Assistant Secretary, of the Company are hereby authorized, empowered and directed to execute and file appropriate documentation, containing said amendment with the appropriate department of the State of Maryland, and upon such filing, said amendment shall be effective.

Your Board of Directors unanimously recommends a vote "FOR" this proposal and will so vote proxies received that do not otherwise specify.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to come before this Special Meeting.

        It is important that proxies be returned promptly. Stockholders are, therefore, urged to mark, date, sign and return the enclosed proxy immediately, or to authorize the proxy by means of the telephone or via the Internet, as described in the enclosed materials. No postage need be affixed if the proxy is mailed in the enclosed envelope in the United States.

ADVANCE NOTICE PROCEDURES

        Under the Company's By-Laws, at any Annual Meeting or Special Meeting of Stockholders, proposals made by stockholders and nominations for election as directors made by stockholders will be considered only if advance notice has been given and such proposals or nominations are otherwise proper for consideration under applicable law and the Company's Charter and By-Laws. The Company's By-Laws currently provide that, except in limited circumstances, notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Company at any meeting of stockholders must be delivered to the Secretary of the Company at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

DEADLINE FOR STOCKHOLDER PROPOSALS

        The date by which stockholder proposals must have been received by the Company for inclusion in the proxy materials relating to the next Annual Meeting was December 9, 2002. The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2004 Annual Meeting has not yet been determined but, in any event, will not be more than 120 calendar days before the one year anniversary of the date on which the Company's proxy materials are distributed to stockholders in connection with the 2003 Annual Meeting.

Please mark, date, sign and return the enclosed proxy immediately. No postage is necessary if mailed in the enclosed envelope in the United States. Please note, in the alternative, you can authorize your proxy by the telephone or via the Internet, as described in the enclosed materials.

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PROXY

ALLEGHENY ENERGY, INC.
10435 Downsville Pike—Hagerstown, Maryland 21740
Special Meeting of Stockholders—March 7, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Allegheny Energy, Inc., a Maryland corporation (the "Company"), hereby appoints Alan J. Noia, Thomas K. Henderson and Marleen L. Brooks, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of the Company to be held in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, New York 10019, on March 7, 2003, at 9:30 a.m. (local time), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

(Continued, and to be marked, dated and signed, on the other side)

^    Detach here from proxy voting card.    ^

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example	☒
	FOR	AGAINST	ABSTAIN
(1). Approval of amendment of Article VII of the Company's Charter to eliminate stockholder preemptive rights (the "Proposal") and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐
All as more particularly described in the Company's Proxy Statement, dated January 31, 2003, relating to such meeting, receipt of which is hereby acknowledged.
Please date this proxy card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this proxy card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.
Signature	Signature	Date

Please promptly mark, date, sign and mail this proxy card in the enclosed envelope. No postage is required.

^    Detach here from proxy voting card.    ^

AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS IMPORTANT! — YOU CAN PROXY VOTE IN ONE OF THREE WAYS:

BY INTERNET:    Follow the instructions at our Website Address: http://www.eproxy.com/aye.    Have your proxy card in hand when you access the website. You will be prompted to enter your Control Number, which is located in the box in the lower right hand corner of this form.

or

BY PHONE:    Call toll-free 1-800-435-6710 on a touch tone telephone 24 hours a day-7 days a week.    There is NO CHARGE to you for this call. Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

or

BY PROXY CARD:    Mark, sign and date the enclosed proxy card and return promptly in the enclosed envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
IMPORTANT
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS To be held on March 7, 2003
INTRODUCTION
  OTHER MATTERS
  ADVANCE NOTICE PROCEDURES
  DEADLINE FOR STOCKHOLDER PROPOSALS